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                                                                    Exhibit 21.1

                                 SUBSIDIARIES OF
                            PHOENIX TECHNOLOGIES LTD.



          Subsidiary                              State of Incorporation
          ----------                              ----------------------

WHOLLY OWNED
Phoenix Technologies (Taiwan) Ltd.                Delaware
Phoenix Technologies Kabushiki Kaisha             Japan


MINORITY OWNED
Phoenix Publishing Systems, Inc. (20%)            Delaware
Xionics Document Technologies, Inc. (19.9%)       Delaware